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                                                                   EXHIBIT 10.28

                              NON COMPETE AGREEMENT

NON COMPETE AGREEMENT (this "Agreement"), effective as of ____________, 2004, between KongZhong Corporation, an exempted company organized and existing under the laws of the Cayman Islands (the "Company"), and ________________________, residing at __________ ________________________________(the "Executive").

                                     RECITAL

The Executive and the Company has entered into an agreement providing for the Company's employment of Executive (the "Employment Agreement") and deem it in their respective interests to enter into an agreement providing the obligation of non-compete for the Executive.

                                   WITNESSETH

In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.    COVENANT NOT TO COMPETE

      Executive hereby agrees that, during the term of employment under the Employment Agreement and for a period of one (1) year thereafter, the Executive shall not:

      1.1 engage or participate in, directly or indirectly (whether as an officer, director, employee, partner, consultant, holder of an equity or debt investment, lender or in any other manner or capacity), or lend his name (or any part, variant or formative thereof) to, any wireless date service business which is, or as a result of the Executive's engagement or participation would become, competitive with any significant aspect of the



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            business of the Company, which, measured by revenue generated, accounts at least 10% of the Company's business;

      1.2 solicit any officer, director, employee or agent of the Company to become an officer, director, employee or agent of the Executive, his respective affiliates or anyone else;

      1.3 engage in or participate in, directly or indirectly, any business conducted under any name that shall be the same as or similar to the name of the Company or any trade name used by it that is (i) directly or indirectly competitive with the business of the Company or (ii) engaged in any related activity where the use of such name is reasonably likely to result in confusion; and

      1.4 transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), or in any other way dispose of more than 1% of total outstanding shares of the Company as of the date of said disposition in one or a series of related transactions directly owned of record by the Executive to any person which is competitive with any significant aspect of the business of the Company, which, measured by revenue generated, accounts at least 10% of the Company's business.

2.    VIOLATION OF THIS AGREEMENT

      2.1 In the event that the Executive do not comply with the terms of this Agreement, any profit sharing or stock options to which the Executive would otherwise be entitled shall be subject restriction, forfeiture or other dispositions to be decided by the Board of Directors of the Company.



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            In the event the Executive does not comply with the terms of this
            Agreement, the Company reserves the right to discharge the Executive as an employee. Furthermore, the Company reserves the right to recover monetary damages from the Executive, and the Company may also recover punitive damages to the extent permitted by law. In the event that monetary damages are an inadequate remedy for any harm suffered by the Company as a result of a breach of this Agreement by the Executive, the Company may also seek other relief, including an order of specific performance or injunctive relief.

      2.3 The Executive further agree to indemnify and hold the Company harmless from any damages, losses, costs or liabilities (including legal fees and the costs of enforcing this indemnity agreement) arising out of or resulting from failure of the Executive to abide by the terms of this Agreement.

3.    ACKNOWLEDGMENT

      3.1 The Executive agree that, in light of the substantial benefits the Executive will receive as the Company's employee, the terms contained in this Agreement are necessary and reasonable in all respects and that the restrictions imposed on the Executive are reasonable and necessary to protect the Company's legitimate business interests. Additionally, the Executive hereby acknowledge and agree that the restrictions imposed on the Executive by this Agreement will not prevent the Executive from obtaining employment in its field of expertise or cause the Executive undue hardship.

      3.2 By accepting this Agreement, the Executive acknowledge that, given the nature of the Company's business, the provisions contained in this Agreement contain reasonable limitations as to time, geographical area and scope of activity to be restrained, and do not impose a greater restraint than is necessary to protect and preserve the Company and to protect the Company's legitimate interests. If, however, the provisions of this Agreement are determined by any court of competent jurisdiction or any arbitrator to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of its being too extensive in any other respect, or for any other reason, it



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            will be interpreted to extend only over the longest period of time for which it may be enforceable and over the largest geographical area as to which it may be enforceable and to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court or arbitrator in such action.

4.    MISCELLANEOUS

      4.1 This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands, without regard to any conflicts of laws provision thereof.

      4.2 If any provision of this Agreement or any portion thereof is declared invalid, illegal, or incapable of being enforced by any court of competent jurisdiction, the remainder of such provisions and all of the remaining provisions of this Agreement shall continue in full force and effect.

      4.3 Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      4.4 Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

      4.5 Executive acknowledges (i) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and (ii) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

      4.6 This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the



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            same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.




ABC INC.



By:
   --------------------------------
Title:



ACCEPTED AND AGREED TO:



By:
   --------------------------------
Name:





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